THIRD SUPPLEMENTAL SENIOR INDENTURE

                                    BETWEEN

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


                                      AND


                       THE CHASE MANHATTAN BANK, Trustee




                              ---------------

                         Dated as of June 1, 1997

                              ---------------



                    SUPPLEMENTAL TO SENIOR INDENTURE DATED
               AS OF APRIL 15, 1989 BETWEEN MORGAN STANLEY GROUP
              INC. AND THE CHASE MANHATTAN BANK (FORMERLY KNOWN
           AS CHEMICAL BANK) AS TRUSTEE, AS SUPPLEMENTED BY A FIRST
            SUPPLEMENTAL SENIOR INDENTURE DATED AS OF MAY 15, 1991
              AND A SECOND SUPPLEMENTAL SENIOR INDENTURE DATED AS
                               OF APRIL 15, 1996



               THIRD SUPPLEMENTAL SENIOR INDENTURE, dated as of June 1, 1997 between MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., a Delaware corporation (the "Successor Corporation" and hereinafter the "Issuer"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as trustee (the "Trustee"),

                           W I T N E S S E T H :

               WHEREAS, Morgan Stanley Group Inc. ("Morgan Stanley") and the Trustee are parties to that certain Senior Indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996 (such Indenture as so supplemented, the "Indenture");

               WHEREAS, as of May 31, 1997, Morgan Stanley merged with and into Dean Witter, Discover & Co., which continued as the successor corporation and changed its name to Morgan Stanley, Dean Witter, Discover & Co.;

               WHEREAS, Section 9.1 of the Indenture requires the Successor Corporation to expressly assume the obligations of Morgan Stanley under the Indenture in a supplemental indenture satisfactory to the Trustee;

               WHEREAS, pursuant to and in compliance with Section 9.2 of the Indenture, the Successor Corporation shall succeed to and be substituted for Morgan Stanley under the Indenture as "Issuer," with the same effect as if it had been named therein;

               WHEREAS, Section 8.1 of the Indenture provides that, without the consent of the Holders of any Securities or Coupons, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, adding to the covenants of the Issuer such further covenants, restrictions, conditions, or provisions as the Trustee and the Issuer shall consider to be for the protection of the Holders of Securities or Coupons or making any provisions as the Issuer may deem necessary or desirable, subject to the conditions set forth therein;

               WHEREAS, the Issuer desires to add to and modify certain provisions of the Indenture to reflect (1) a modification of the officers of the Issuer who are authorized to execute certain documents in connection with the issuance of Securities and (2) a modification of the negative pledge covenant of the Issuer;

               WHEREAS, the entry into this Third Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

               WHEREAS, all things necessary to make this Third Supplemental Senior Indenture a valid indenture and agreement according to its terms have been done;

               NOW, THEREFORE, for and in consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:




                                   ARTICLE 1

               Section 1.1. Assumption of Obligations by Successor Corporation. Pursuant to Section 9.1 of the Indenture, the Successor Corporation does hereby: (i) expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Morgan Stanley; (ii) agree to succeed to and be substituted for Morgan Stanley under the Indenture with the same effect as if it had been named therein; and (iii) represent that it is not in default in the performance of any such covenant and condition.

               Section 1.2. Amendment of Section 1.1. Section 1.1 of the Indenture is hereby amended by

           (a) deleting the definition of "Issuer Order" and inserting in lieu thereof the following: " 'Issuer Order' means a written statement, request or order of the Issuer signed in its name by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any other person authorized by the Board of Directors to execute any such written statement, request or order."; and

           (b) deleting in the definition of "Officer's Certificate" the first sentence and inserting in lieu thereof the following: " 'Officer's Certificate' means a certificate signed by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any other person authorized by the Board of Directors to execute any such certificate and delivered to the Trustee."
               Section 1.3. Amendment of Section 2.5. Section 2.5 of the Indenture shall be amended by deleting the first sentence of the first paragraph and inserting in lieu thereof the following:

            "The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any other person authorized by the Board of Directors to execute Securities or, if applicable, Coupons, which Securities or Coupons may, but need not, be attested."

               Section 1.4. Amendment to Section 3.6. Section 3.6 of the Indenture is hereby amended and restated to read in its entirety as follows:

               "SECTION 3.6 Negative Pledge. Neither the Issuer nor any successor corporation will, or will permit any Subsidiary (as hereinafter defined) to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for Permitted Liens, as hereinafter defined) on (i) the Voting Securities (as hereinafter defined) of Morgan Stanley & Co. Incorporated, a Delaware corporation and a wholly owned subsidiary of the Issuer, Morgan Stanley & Co. International Limited, an English company and an indirect wholly owned subsidiary of the Issuer, Greenwood Trust Company, a Delaware chartered bank and an indirect wholly owned subsidiary of the Issuer, Dean Witter Reynolds Inc., a Delaware corporation and a wholly owned subsidiary of the Issuer, or any Subsidiary succeeding to any substantial part of the business now conducted by any of such corporations (collectively, the "Principal Subsidiaries") or (ii) Voting Securities of a Subsidiary that owns, directly or indirectly, Voting Securities of any of the Principal Subsidiaries (other than directors' qualifying shares) unless the Issuer shall cause the Securities to be secured equally and ratably with (or, at the Issuer's option, prior to) any indebtedness secured thereby. "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Issuer owns or controls directly or indirectly more than 50% of the shares of voting stock or equivalent interest. "Permitted Liens" means liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and such other liens as the Board of Directors of the Issuer determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby. "Voting Securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the Subsidiary in question, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened."


                                   ARTICLE 2

                                 Miscellaneous

               Section 2.1. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Third Supplemental Senior Indenture.

               Section 2.2. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

               Section 2.3. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

               Section 2.4. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS THIRD SUPPLEMENTAL SENIOR INDENTURE.

               Section 2.5.  Multiple Counterparts.  This Third
Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

               Section 2.6. Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Senior Indenture.

               Section 2.7. Agency Appointments. The Issuer hereby confirms and agrees to all agency appointments made by Morgan Stanley under or with respect to the Indenture or the Securities and hereby expressly assumes the due and punctual performance and observance of all the covenants and conditions to have been performed or observed by Morgan Stanley contained in any agency agreement entered into by Morgan Stanley under or with respect to the Indenture or the Securities.



                        * * * * * * * * * * * * * *


               IN WITNESS WHEREOF, this Third Supplemental Senior Indenture has been duly executed by the Issuer and the Trustee as of the day and year first written above.




                                          MORGAN STANLEY, DEAN
                                             WITTER, DISCOVER & CO.


                                          By: _____________________

                                              Title:



               Attest:

               By: ___________________
                   Title:




                                          THE CHASE MANHATTAN
                                            BANK, as Trustee

                                          By: ______________________
                                              Title:


               Attest:

               By: ____________________
                   Title: